UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 31, 2018

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2018, Fusion Telecommunications International, Inc., a Delaware corporation (“Fusion”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which Fusion agreed to sell (the “Offering”) 11,250,000 shares of Fusion’s common stock, par value $0.01 per share (the “Common Stock”) at a price of $3.20 per share. Fusion also granted the Underwriters a 45-day option to purchase up to 1,687,500 additional shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Option").

Fusion expects to realize gross proceeds from the Offering of approximately $36,000,000 (excluding exercise of the Over-Allotment Option) before deducting underwriting discounts and other offering expenses.

The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended, pursuant to Fusion’s registration statement on Form S-3 (Registration No. 333-222127) that was declared effective by the Securities and Exchange Commission (the “Commission”) on January 17, 2018, and is being made pursuant to a prospectus supplement dated January 31, 2018. The Offering is expected to close on or about February 5, 2018, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement provides that Fusion will indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended, or to reimburse the Underwriters for payments that the Underwriters may be required to make because of such liabilities. The Company has agreed to be responsible for its expenses in connection with the Offering and to reimburse the Underwriters for up to $100,000 of their expenses. The Underwriting Agreement contains representations and warranties and covenants relating to the Offering.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed hereto as Exhibit 1.1, and which is incorporated by reference herein in its entirety. Fusion is filing the opinion of its counsel, Kelley Drye & Warren LLP, relating to the legality of the issuance and sale of the shares of Common Stock, as Exhibit 5.1 hereto, which is incorporated by reference herein and into the registration statement.

Item 8.01	Other Events

On February 1, 2018, Fusion issued a press release announcing the pricing of the Offering. A copy of a press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits.
EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated January 31, 2018 between Fusion Telecommunications International, Inc. and the several underwriters party thereto
5.1	Opinion of Kelley Drye & Warren LLP with respect to the legality of the securities
23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)
99.1	Press Release dated February 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
February 1, 2018	EVP and General Counsel